EXHIBIT 11.1


                    THE NEIMAN MARCUS GROUP, INC.

                           JULY 30, 1994

                       EXHIBIT TO FORM 10-K

COMPUTATION OF AVERAGE NUMBER OF SHARES OUTSTANDING USED IN DETERMINING
               PRIMARY AND FULLY DILUTED EARNINGS PER SHARE


PRIMARY                              July 30, 1994      July 31, 1993     August 1, 1992
1. Weighted average number of
   common shares outstanding          37,945,798         37,577,376        35,551,479

2. Assumed exercise of certain
   stock options based on average
   market value                                0 (B)        119,988                 0 (B)

3. Weighted average number of
   shares used in primary
   per share computations             37,945,798         37,697,364        35,551,479



FULLY DILUTED (A)

1. Weighted average number of
   common shares outstanding          37,945,798         37,577,376        35,551,479

2. Assumed exercise of certain
   stock options based on higher
   of average or closing
   market value                                0 (B)        141,228                 0 (B)

3. Weighted average number of
   shares used in fully diluted
   per share computations             37,945,798         37,718,604        35,551,479




(A) The calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(B)  Inclusion of assumed exercises of stock options would be anti-dilutive.